CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have issued our report dated April 27, 2011, accompanying the financial statements of Investment Grade Municipal Trust, Series 73 and Michigan Investors' Quality Tax-Exempt Trust, Series 31 (included in Van Kampen Unit Trusts, Municipal Series 673) as of December 31, 2010, and for the period from January 31, 2008 (date of deposit) through December 31, 2008 and for each of the two years in the period ended December 31, 2010 and the financial highlights for the period from January 31, 2008 (date of deposit) through December 31, 2008 and for each of the two years in the period ended December 31, 2010, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-148536) and Prospectus.

    We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
April 27, 2011